                                                                    EXHIBIT 99.3

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

The following unaudited pro forma combined statement of income gives effect to the Piezo Technology, Inc. ("PTI") acquisition and to the related bank and equity financing. Our unaudited balance sheet as of September 30, 2004 included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 reflects the PTI acquisition; therefore, we have not included a pro forma combined balance sheet.

The unaudited pro forma combined statement of income for the year ended December
31, 2003, gives effect to the acquisition of PTI and related bank and equity financing as if the PTI acquisition and the related financings had occurred on
January 1, 2003. The unaudited pro forma combined statement of income for the year ended December 31, 2003, includes amounts derived from the audited consolidated statement of income of Lynch Corporation for the year ended
December 31, 2003, an unaudited consolidated statement of income of PTI for the year ended December 31, 2003, and pro forma adjustments to reflect the PTI acquisition and the related financings.

The unaudited pro forma combined statement of income should be read in conjunction with the historical consolidated financial statements of PTI, attached hereto as Exhibit 99.1, and the consolidated financial statements and
"Management's Discussion and Analysis of Financial Condition and Results of
Operations" of Lynch Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the
quarter ended September 30, 2004. The unaudited pro forma combined income statement is not necessarily indicative of the financial results that would have occurred if the PTI acquisition and the related financings had been consummated on the date indicated, nor is it necessarily indicative of the financial results which may be attained in the future, including synergies that may be achieved.

The pro forma adjustments, as described in the "Notes to Unaudited Pro Forma
Combined Statement of Income," are based upon available information and upon certain assumptions that Lynch Corporation's management believes are reasonable.
The allocation of the purchase price is preliminary, based on management's estimates. Lynch Corporation has not yet completed the evaluation and allocation of the purchase price. Fair values will be determined based on internal studies and independent third-party appraisals. Lynch Corporation will finalize the purchase price allocation after it receives final appraisal reports, completes its internal studies and receives other relevant information relating to the acquisition of PTI. The final purchase price allocation may be significantly different from the preliminary estimate.

                                                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                           YEAR ENDED DECEMBER 31, 2003

                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         LYNCH          PTI      ADJUSTMENTS          COMBINED
                                                                                                        TOTAL

SALES AND REVENUES...............................    $    27,969  $      9,797                     $     37,766
Cost and expenses:
  Manufacturing cost of sales....................         20,319         6,591           553  (A)        27,463
  Selling and administrative.....................          8,482         3,265                           11,747
                                                     -----------  ------------   ------------      ------------
OPERATING LOSS...................................           (832)          (59)         (553)            (1,444)
Other income (expense):
  Investment income..............................            534            42                              576
  Interest expense...............................           (282)          (53)         (354) (B)          (689)
  Other income (expense).........................            763            64                              827
                                                     -----------   -----------   -----------       ------------
                                                           1,015            53          (354)               714
                                                     -----------   -----------   -----------       ------------
INCOME (LOSS) BEFORE INCOME TAXES                            183            (6)         (907)              (730)
(Provision for) benefit from income taxes........            (73)           31           (31) (C)           (73)
                                                     -----------   -----------   -----------       ------------
NET INCOME (LOSS)................................    $       110   $        25   $      (938)      $       (803)
                                                     ===========   ===========   ===========       ============
Weighted average shares outstanding..............      1,497,900                                      1,634,543
                                                     -----------                                   ------------
BASIC AND DILUTED INCOME (LOSS) PER SHARE:.......    $      0.07                                   $      (0.49)
                                                     ===========                                   ============

                                       2

            NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(A)  An adjustment has been made to reflect the effect of adopting changes in accounting principles with respect to inventory pricing in PTI's historical statement of income that are consistent with those adopted by Lynch
     Corporation.

(B)  An adjustment has been made to reflect the additional interest expense related to the new debt used to finance the acquisition of PTI at an estimated average interest rate of 5.1%.

(C)  The adjustment to income tax expense has been made to reflect there being no federal tax benefit being recorded as a result of Lynch Corporation being refunded all taxes in its carry-back period and there is uncertainty regarding the utilization of the net operating loss carryforward.

                                       3